UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50429

Date of Report: October 10, 2006

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	33-1059313
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

575 Madison Avenue, 10th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-937-8442
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Directors; Appointment of Principal Officers

Directors

On October 10, 2006 Prospero’s Board of Directors voted to enlarge the size of the Board to seven members.  To fill the four vacancies on the Board, the current members elected the following individuals:

Age

Joseph Cerni, M.D.

 56

Etoile Pinder

 28

Stephen Rietiker

 49

Matthias Zbaeren

 47

Information about the new directors is contained in the press release dated October 10, 2006, which is filed as an exhibit to this Report.

Officers

On October 10, 2006 Prospero’s Board of Directors elected Darvie Fenison to serve as Acting Chief Executive Officer and Acting Chief Financial Officer.  Mr. Fenison will serve in those roles until the Board secures replacements.

Dr. Fenison has been a member of Prospero’s Board of Directors since June 2006.  Since 1997 Dr. Fenison has been employed as the pastor of the East Somerset Baptist Church in Somerset, Kentucky.

The Board has reached a tentative agreement to appoint Etoile Pinder to serve as Chief Financial Officer.  Ms. Pinder is currently employed as a Health Financing Specialist for the National Health Insurance Implementation Project in Nassau, the Bahamas.  Ms. Pinder has informed the Board that she expects to be able to assume the responsibilities of Chief Financial Officer for Prospero in approximately 90 days.

 Item 9.01

Financial Statements and Exhibits

Exhibits

99.

Press release dated October 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERO MINERALS CORP.

Dated: October 12, 2006

By: /s/ Darvie Fenison

      Darvie Fenison, Chief Executive Officer

*       *        *       *       *

Exhibit 99

Investors: Mike McIntyre, Consolidated Concepts Inc., +1-718-701-4314

Media: Ronald Trahan, Ronald Trahan Associates Inc., +1-508-359-4005, x108

Prospero Minerals Corp. elects four new directors

NEW YORK, Oct. 10, 2006—Prospero Minerals Corp. (OTC BB: PSPO) announced today that its Board of Directors has elected four new directors, effective immediately: Dr.Joseph Cerni, Ms. Étoile L. Pinder, Dr. Stephen Rietiker, and Matthias Zbaeren. Ms.Pinder assumes the additional responsibilities of secretary, treasurer and CFO of the Company; Dr. Rietiker will focus additionally on international issues and opportunities; and, Mr. Zbaeren will assume the additional function of Chief Marketing Officer (CMO).

Joseph Cerni, M.D., (56) a general practitioner, has lived and practiced medicine in southern California for 25 years, and has been active in various business pursuits and companies over the past 15 years—including real estate development endeavors.

Ms Étoile Pinder (28) attended Dartmouth College; her work at Dartmouth Medical School, funded by the Robert Wood Johnson Foundation, examined distribution of health care resources in the U.S. Her publications in that field were selected in 2003 by the National Institutes of Health (NIH) for presentation to the U.S. Congress as having a significant impact on science, and also have been incorporated into health policy courses worldwide, including Harvard University. She currently is the Health Financing Specialist for the National Health Insurance Implementation Project in Nassau, the Bahamas, responsible for determining the annual budget for the National Health Insurance plan and identifying financing mechanisms required to fund those projections.

Stephen Rietiker, M.D., (49) has held positions with Roche, Boehringer Mannheim, Schering Plough and Covance.  In 2001, Dr. Rietiker was appointed President and CEO of Sulzer Medica AG (later Centerpulse AG). Since 2003, he has been actively involved as executive director and investor in various start-ups.  Dr. Rietiker is a senior advisor for Brown Brothers Harriman’s M&A team.

Matthias Zbaeren (47) has more than 20 years of experience as a trader and director in investment banking, holding various positions with ever-increasing responsibility in FX trading, sales and marketing, project management, and education with UBS AG, EBS(Citicorp Dealing Resources/Quotron) and Credit Suisse. In 1997, he was appointed General Manger for EBS Switzerland, Italy, Spain and Portugal, and was recognized as the best EBS sales manger worldwide in that same year. In 1999 he rejoined UBS AG as a director to establish an FX marketing unit. In 2001, he became self-employed and founded ‘e-banking projects Zbaeren’, managing and leading a large e-trading tool project within Credit-Suisse. Since 2005, he has been involved in several large projects in well-known companies.

Prospero’s Board of Directors also includes:

Edward J. Martin (67), who has been a director of Prospero since June 20, 2006, was appointed the Chairman of the Board of Directors on July 28, 2006.  Mr. Martin also serves as President of Prospero.  In 2001, he founded Mangez, Inc., a Dallas Tex.-based food services company.

Darvie Fenison, Th.D., (48), who has been a director of Prospero since June 20, 2006, was appointed the Corporate Secretary of Prospero Minerals Corp. on July 28, 2006.  On August14, 2006, Dr. Fenison was appointed Treasurer, acting CEO and acting CFO.  Since 1997, Dr. Fenison has been the pastor at East Somerset Baptist Church in Somerset, Kentucky.  Dr. Fenison has worked as an advisor and negotiator for several international companies.

Didier Llinas (53) was re-appointed as a director of Prospero on August 11, 2006.  Mr. Llinas was a previous director since January 28, 2005,  and has served as managing director of operations in Prospero’s wholly owned subsidiary, Lobaye Gold SARL, since 2004.

Prospero Minerals Corporation is focused on the cost-effective exploration and ecologically friendly development of natural resources, including mineral deposits—primarily gold and diamonds in the Central African Republic—as well as water and energy.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.